UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2006

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01

OTHER EVENTS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 8.01

OTHER EVENTS

On March 2, 2006, Salem Communications Corporation (the “Corporation”) issued a press release announcing the authorization by the Board of Directors of the Corporation to an increase in the dollar amount of Class A common stock that may be repurchased by the Corporation pursuant to its Stock Repurchase Program.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Corporation press release dated March 2, 2006, announcing an increase in the Corporation’s Stock Repurchase Program

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: March 2, 2006
By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President of Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Corporation press release dated March 2, 2006, announcing an increase in the Corporation’s Stock Repurchase Program.

EXHIBIT 99.1

Salem Communications Increases Stock Repurchase Program

CAMARILLO, Calif.--March 2, 2006--Salem Communications (Nasdaq: SALM), the leading U.S. radio broadcaster, Internet content provider and magazine publisher targeting audiences interested in Christian and family themes, today announced that its Board of Directors has authorized an increase to Salem’s existing share repurchase program to permit the repurchase of up to an additional $25.0 million of shares of Salem Communications Class A common stock. In November 2004, the Board authorized an initial $25.0 million stock repurchase program. The Board’s authorizations to repurchase stock were approved subject to the company remaining in compliance with its credit facilities and bond indentures, which contain limitations on the company’s ability to repurchase shares.  These limitations, among others, currently prevent the company from repurchasing more than $38.9 million of shares authorized to be repurchased.

Edward G. Atsinger III, President and Chief Executive Officer, commented, "Since January 3, 2006, our stock price has fallen by 20%, compared to a decline of 11% for the other radio broadcasting stocks. Given the significant growth potential and underlying asset value at our developing News Talk and music stations, our consistent block programming business, and our rapidly growing Internet platform, we consider this stock price weakness an excellent opportunity to create value for our shareholders by investing in our own stock. With this additional repurchase authorization, we have expanded flexibility to buyback stock."

As of March 1, 2006, Salem had repurchased 1,467,708 shares of Class A common stock for approximately $24.7 million at an average price of $16.82 per share, and had 24,496,980 shares outstanding. Based on the number of shares of Class A and Class B common stock outstanding on the date the Board authorized the initial stock repurchase program, the Company had repurchased approximately 6% of its outstanding shares as of March 1, 2006.

Additional repurchases, if any are made, could occur through open-market or privately negotiated transactions, block transactions, a trading plan satisfying the safe harbor provisions of Rule 10b5-1 under the Exchange Act, as otherwise permitted by law, or any combination of the foregoing. In making any repurchases, the company (a) intends to be opportunistic and will evaluate potential repurchases based on the market’s valuation of the company stock, available acquisition opportunities, indebtedness and other factors, (b) may use available borrowings under its credit facilities to pay for all or part of the cost of repurchasing shares, and (c) will either retire or keep all repurchased shares as treasury shares.

Salem Communications Corporation (Nasdaq: SALM) is the leading U.S. radio broadcaster, Internet content provider and magazine publisher focused on Christian and family themes. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 1,900 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, a leading Internet provider of Christian content and online streaming; and Salem Publishing™, a leading publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 104 radio stations, including 66 stations in 24 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem's radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.